EXHIBIT 10-02

LEGACY WINE & SPIRITS INTERNATIONAL LTD.
(the “Company”)

 Director Resignation

I hereby resign as Director of the Company effective immediately.

Dated:  October 1, 2008

/s/: D. Zhang
David Zhang

Resignation accepted this 18th day of November, 2008

/s/: C. Scheive

Christopher Scheive

President